UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2018

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

2500 West Higgins Road, Ste. 780, Hoffman Estates, IL, 60169

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).02(b)

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In May, 2017, the Staff issued a Wells Notice stating its preliminary determination to recommend an enforcement action against the Company and our CEO, Mr. Kandalepas, based on possible violations of Section 17(a) of the Securities Act, Sections 15 (a) and 10(b) of the Exchange Act, and Rule 10b-5 thereunder. The Staff would allege, among other things, that periodic reports issued during 2013 and 2014 were misleading because they failed to disclose or mischaracterized as “salary”, “prepayments” or “loans,” several payments totaling $450,000 made to our CEO during those years without prior Board approval; that two press releases issued in 2015 touted shipments of several Psoria-Light devices that were not closed sales; and that we used an unregistered broker-dealer to identify and solicit potential investors during 2013, 2015 and 2017.

Subsequent discussions resulted in our submission of an Offer of Settlement (“Settlement”) through an administrative cease and desist action on November 17, 2017, which was accepted by the SEC on April 12, 2018. Pursuant to the Settlement, we neither admit nor deny any of the proposed allegations, but are enjoined from violating the above-referenced Sections and Rule. The Settlement imposes no financial penalties or sanctions against the Company. On April 13, 2018, the SEC filed a separate complaint against our CEO in the U.S. District Court for the Northern District of Illinois. It asserts the allegations noted above, as well as allegations that he manipulated the price of company shares through undisclosed trading, realizing more than $130,000 from such trading. The SEC seeks a permanent injunction, disgorgement including prejudgment interest, a civil penalty, an officer-and-director bar, and a penny stock bar.

Mr. Kandalepas intends to contest the allegations against him. He has voluntarily resigned as an officer and director. He has agreed to provide transition services to Calvin R. O’Harrow and Roy M. Harsch, who have been appointed to serve as CEO and Chairman, respectively, from the date of Mr. Kandalepas’ resignation and until appointment of permanent successors, and upon such compensation and other terms are determined by the board, in its reasonable discretion. Mr. Kandalepas will remain with the Company to serve as Executive Director of Corporate Business Development.

(a)Financial Statements of business acquired. None.

(b)Pro forma financial information. None.

(c)Shell Company Transaction. Not applicable.

(d)Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: April 17, 2018	By:	/s/ Paul D. Jones
Paul D. Jones
President